Exhibit 11.1

                         COMDISCO HOLDING COMPANY, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                      (in thousands except per share data)

Average common shares used in computing earnings (loss) per common and common equivalent share were as follows:

                                                   Three months ended       Nine months ended
                                                         June 30,               June 30,
                                                      2006       2005         2006       2005
                                                   -------    -------      -------    -------
Average common shares issued                         4,200      4,200        4,200      4,200
Effect of dilutive options                               -          -           -           -
Average common shares held in treasury                (166)      (166)        (166)      (122)
                                                   -------    -------      -------    -------
  Total                                              4,034      4,034        4,034      4,078
                                                   =======    =======      =======    =======


Net earnings to common stockholders                $ 3,114    $ 7,472      $ 8,774    $27,252
                                                   =======    =======      =======    =======

Net earnings per common share:
  Earnings per common share-basic:
    Earnings from continuing operations            $  0.73    $  1.00     $  2.15    $  5.98
    Earnings from discontinued
     operations                                       0.04       0.85        0.02       0.70
                                                   -------    -------      -------    -------
                                                   $  0.77    $  1.85     $  2.17    $  6.68
                                                   =======    =======      =======    =======

Net earnings (loss) per common share-diluted:
    Earnings from continuing operations            $  0.73    $  1.00     $  2.15    $  5.98
    Earnings (loss) from discontinued
     operations                                       0.04       0.85        0.02       0.70
                                                   -------    -------      -------    -------
                                                   $  0.77    $  1.85     $  2.17     $ 6.68
                                                   =======    =======      =======    =======
